EXHIBIT 99.2

PARTNERS, DIRECTORS AND EXECUTIVE OFFICERS OF EACH REPORTING PERSON,

PERSONS CONTROLLING ANY REPORTING PERSON AND EXECUTIVE OFFICERS AND DIRECTORS OF

PERSONS IN CONTROL OF ANY REPORTING PERSON

The name, business address, present principal employment and citizenship of each partner, director and executive officer of Splendid Days Limited is set forth below.

Splendid Days Limited

Name	Business Address	Present Principal Employment	Citizenship
Truth Beauty Group Limited	3/F, 100QRC, 100 Queen’s Road Central, Central, Hong Kong	Director of Splendid Days Limited	British Virgin Islands

Splendid Days Limited is a wholly-owned subsidiary of Truth Beauty Limited, a company with limited liability incorporated under the laws of the British Virgin Islands. The principal business address for Jupiter Explorer Limited is 3/F, 100QRC, 100 Queen’s Road Central, Central, Hong Kong.

The name, business address, present principal employment and citizenship of each partner, director and executive officer of Truth Beauty Limited is set forth below.

Truth Beauty Limited

Name	Business Address	Present Principal Employment	Citizenship
Cyrus Jun-Ming Wen	3/F, 100QRC, 100 Queen’s Road Central, Central, Hong Kong	Director of Truth Beauty Limited	China

The controlling person of Truth Beauty is Cyrus Jun-Ming Wen.